                                                                       EXHIBIT 5


                      [Letterhead of Baker Botts L.L.P.]



                                                                  March 16, 2000



Cleco Corporation
2030 Donahue Ferry Road
Pineville, Louisiana  71360-5226

Ladies and Gentlemen:

          We have acted as counsel for Cleco Corporation, a Louisiana corporation (the "Company"), in connection with the preparation of the Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (the "Registration Statement"), filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), on March 16, 2000 (Registration No. 333-02895). On July 1, 1999, the Company consummated a share exchange whereby the Company became the owner of all of the outstanding capital stock of Cleco Utility Group Inc. (formerly known as Cleco Corporation) ("Utility Group"). Under the terms of the share exchange, holders of common stock and two series of preferred stock of Utility Group became holders of stock of the Company. Pursuant to Rule 414 promulgated under the Securities Act, the Company is the "successor issuer" of Utility Group. The Registration Statement registers the proposed issuance and sale from time to time of up to $90,000,000 in aggregate principal amount of the Company's unsecured medium-term notes (the "Remaining MTNs").

          In our capacity as your counsel in the connection referred to above, we have examined the Articles of Incorporation and Bylaws of the Company, each as amended to date, and the Indenture, pursuant to which the Remaining MTNs will be issued and governed, in the form to be filed as an exhibit to the Registration Statement (the "Indenture"), and have examined the originals, or copies certified or otherwise identified, of corporate records of the Company, including minute books of the Company as furnished to us by the Company, certificates of public officials and of representatives of the Company, statutes and other instruments or documents, as a basis for the opinions hereinafter expressed. In giving such opinions, we have relied upon certificates of officers of the Company with respect to the accuracy of the material factual matters contained in such certificates. In making our examination, we have assumed that all signatures on documents examined by us are genuine, that all documents submitted to us as originals are authentic and that all documents submitted to us as certified or photostatic copies conform with the original copies of such documents.

          On the basis of the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that:

          With respect to each series of Remaining MTNs, when (i) the Indenture and the supplemental indenture relating to such series of Remaining MTNs have been duly authorized and validly executed and delivered by each of the parties thereto; (ii) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"); (iii) the Board of Directors of the Company (the "Board") has taken all necessary corporate action to approve and establish the terms of such series of Remaining MTNs, to approve the issuance thereof and the terms of the offering thereof and related matters; and (iv) such Remaining MTNs have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture and the supplemental indenture relating to such series of Remaining MTNs and the provisions of the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein, such Remaining MTNs will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof is subject to the effect of (x) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws relating to or affecting creditors' rights generally and (y) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          The opinions set forth above are limited in all respects to matters of the contract law of the State of New York and the federal securities laws, in each case as in effect on the date hereof. At your request, this opinion is being furnished to you for filing as Exhibit 5 to the Registration Statement.

                                    Very truly yours,

                                    Baker Botts L.L.P.

MSS/TST/JKB